EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K/A Amendment No. 1 of AFH Acquisition VII, Inc, of our report dated January 29, 2013 on our audit of the financial statements of AFH Acquisition VII, Inc as of October 31, 2012 and 2011, and the related statements of operations, stockholder’s deficit and cash flows for each of the years in the two year period ended October 31, 2012, and from the date of inception (September 24, 2007) through October 31, 2012.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

June 20, 2013